UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540 Lakewood, Colorado	80228
(Address of Principal Executive Offices)	(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2008, the Chief Financial Officer and Chief Accounting Officer of VCG Holding Corp. (the “Company”), Mr. Brent Lewis, is no longer with the Company. The Company is conducting a search for a Chief Financial Officer and has engaged financial consultants on an interim basis to assist with the preparation of the Company’s Form 10-K for the period ended December 31, 2007 and other financial matters.

Item 8.01	Other Events.

On March 31, 2008, the Company issued a press release announcing that the City of Dallas, Texas has granted the Company a license to operate the Jaguar’s Gold Club of Dallas located in Dallas, Texas, which club the Company has agreed to acquire in a transaction (the “Acquisition”) previously announced in the Company’s Current Report on Form 8-K filed on November 2, 2007, as amended. Obtaining the license is a condition to closing of the Acquisition and the Company expects to close the Acquisition in mid-April 2008. Due to additional conditions precedent to closing and the risks that these conditions will not be satisfied, there is no assurance that the Company will close the Acquisition or that the Acquisition will close in April 2008. A copy of this press release is attached as Exhibit 99.1 hereto.

In addition, on April 2, 2008, the Company issued a press release announcing that the Company’s Chief Financial Officer is no longer with the Company. A copy of this press release is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Identification of Exhibits

99.1	Press Release dated March 31, 2008

99.2	Press Release dated April 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: April 2, 2008	By:	/s/ Troy H. Lowrie
Troy H. Lowrie
Chairman of the Board and Chief Executive Officer